                                                                  EXHIBIT (d)(2)

                                AMENDMENT TO THE
                          INVESTMENT ADVISORY AGREEMENT

This Amendment, dated June 1, 2005, to the Investment Advisory Agreement dated as of July 30, 1998 (the "Agreement"), by and between Van Kampen Series Fund, Inc., a Maryland corporation (the "Company"), on behalf of each of its investment portfolios identified at Schedule A (the "Funds") and Van Kampen Asset Management (the "Adviser," successor in interest of Van Kampen Investment Advisory Corp.), a Delaware statutory trust, hereby amends the terms and conditions of the Agreement in the manner specified herein.

                                   WITNESSETH

WHEREAS, the Board of Directors of the Company at a meeting held on May 25, 2005 has approved a reduction in the investment management fee payable by certain Funds to the Adviser; and

WHEREAS, the parties desire to amend and restate Schedule A to the Agreement relating to the investment management fees.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, as provided in the attached amended Schedule A.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

 VAN KAMPEN SERIES FUND, INC.               VAN KAMPEN ASSET MAMAGEMENT

 By:  /s/ Ronald E. Robison                  By: /s/ Edward C. Wood, III
    ----------------------------                -------------------------
     Ronald E. Robison                           Edward C. Wood, III
     Executive Vice President                    Managing Director
     And Principal Executive Officer


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                                   SCHEDULE A


Fund*                                            Annual Percentage Rate
-----                                            ----------------------
Emerging Markets Debt Fund                       1.25%

Emerging Markets Fund (3)                        1.25% of average net assets up
                                                 to $500 million; 1.20% on the
                                                 next $500 million; 1.15% on the
                                                 next $1.5 billion; and
                                                 1.00% over $2.5 billion

Global Equity Allocation Fund (1)                1.00% of average net assets up
                                                 to $750 million; 0.95% on the
                                                 next $500 million; and 0.90%
                                                 over $1 billion

Global Value Equity Fund (3)                     0.67% of average net assets up
                                                 to $1 billion; 0.645% on the
                                                 next $500 million; 0.62% on the
                                                 next $1 billion; 0.595% on the
                                                 next $1 billion; 0.57% on the
                                                 next $1 billion; and 0.545%
                                                 over $4.5 billion

Japanese Equity Fund                             1.00%

American Value Fund (3)                          0.72% of average net assets on
                                                 the first $1 billion; 0.65%
                                                 over $1 billion

Equity Growth Fund (4)                           0.500% of average net assets up
                                                 to the first $1 billion; 0.450%
                                                 of average net assets for the
                                                 next $1 billion; 0.400% of
                                                 average net assets for the next
                                                 $1 billion; and 0.350% over $3
                                                 billion

Growth and Income Fund II                        1.00%

Global Franchise Fund (2)                        0.80% on average net assets up
                                                 to $500 million; 0.75% on the
                                                 next $500 million; and 0.70%
                                                 over $1 billion

----------------------
* For ease of reference the words "Van Kampen," which begin the name of each Fund have been omitted.

(1) The current fee schedule was approved by the Board of Directors effective April 17, 2000

(2) The current fee schedule was approved by the Board of Directors effective May 26, 2004

(3) The current fee schedule was approved by the Board of Directors effective November 1, 2004

(4) The current fee schedule was approved by the Board of Directors effective May 25, 2005